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                                           RPM, INC. AND SUBSIDIARIES
                                           -----------------------------
                                CONSOLIDATED STATEMENTS OF COMPUTATIONS OF EARNINGS
                                ---------------------------------------------------
                                    PER COMMON SHARE AND COMMON SHARE EQUIVALENTS
                                    ---------------------------------------------
                                                   (UNAUDITED)
                                                                                                                      EXHIBIT 11.1
                                                                                                                      ------------

                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                       SIX MONTHS ENDED                 THREE MONTHS ENDED
                                                                         NOVEMBER 30,                      NOVEMBER 30,
                                                              ------------------------------------  ----------------------------

                                                                   1999                 1998              1999          1998
                                                              ---------------      ---------------  ------------   -------------

Shares Outstanding
------------------
     For computation of basic earnings per
        common share

            Weighted average shares                                  108,871              107,216       108,270         110,630
                                                              ---------------      ---------------  ------------   -------------

            Total shares for basic earnings
                 per share                                           108,871              107,216       108,270         110,630

     For computation of diluted earnings
        per common share

            Net issuable common share equivalents                        273                  717           155             617

            Additional shares associated with
                conversion of convertible securities                     ---                4,137           ---             ---
                                                              ---------------      ---------------  ------------   -------------

           Total shares for diluted
                  earnings per share                                 109,144              112,070       108,425         111,247
                                                              ===============      ===============  ============   =============

Net Income
----------
     Net income applicable to common shares for
         basic earnings per share                                    $27,628              $52,936       $20,748         $21,712
            Add  back interest net of tax on convertible
               securities assumed to be converted                        ---                1,002           ---             ---
                                                              ---------------      ---------------  ------------   -------------

     Net income applicable to common shares for
         diluted earnings                                            $27,628              $53,938       $20,748         $21,712
                                                              ===============      ===============  ============   =============



     Basic Earnings Per Common Share                                 $.25                 $.49          $.19            $.20
                                                                     ====                 ====          ====            ====



     Diluted Earnings Per Common Share                               $.25                 $.48          $.19            $.20
                                                                     ====                 ====          ====            ====


The accompanying notes to consolidated financial statements are an integral part of these statements.

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